                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated February 3, 2005 relating to the financial statements and financial statement schedules of Orthometrix, Inc. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Radin, Glass & Co., LLP
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Radin, Glass & Co., LLP
November 30, 2005